UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of report (Date of earliest event reported): March 17, 2016 Crossroads Systems, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-15331	74-2846643
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11000 North MoPac Expressway #150, Austin, Texas	78759
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 349-0300

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.          Other Events.

On March 17, 2016, Crossroads Systems, Inc. (the “Company”) received a decision from the Patent Trial and Appeal Board (“PTAB”) of the United States Patent and Trademark Office in the inter partes review (“IPR”) proceeding 2014-01463 initiated against one of the Company’s patents (U.S. Patent No. 7,934,041 B2) related to technology the Company considers fundamental to secure and efficient access to network storage systems.

The IPR challenged the validity of the ‘041 patent in response to the Company’s lawsuit alleging patent infringement, and the decision stated that all patent claims subject to the IPR are unpatentable.

As previously disclosed, the Company has received five other final decisions issued by the PTAB against two of the Company’s patents (U.S. Patent Nos. 6,425,035 and 7,051,147). The Company filed an appeal with the United States Court of Appeals for the Federal Circuit related to the final written decisions regarding IPRs 2014-01207 and 2014-01209, which challenged the validity of the ‘147 patent.

The Company is reviewing this new decision and will consider future actions accordingly.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROSSROADS SYSTEMS, INC.

Dated: March 18, 2016	By:	/s/ Richard K. Coleman, Jr.
		Name:	Richard K. Coleman, Jr.
		Title:	President and Chief Executive Officer